UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 3, 2024

AMERICAN VANGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13795	95-2588080
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

4695 MacArthur Court

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number: (949) 260-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Exchanges on which registered
Common Stock, $.10 par value	AVD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b02 of the Securities Exchange Act of 1934 (§240.12b02 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 3, 2024, the board of directors of American Vanguard Corporation (“Registrant” or the “Company”) appointed Douglas A. Kaye III, age 56, to the position of Chief Executive Officer following the completion of an executive search. Mr. Kaye has no family relationship with any director, executive officer or person nominated to become a director or executive officer with Registrant. Over the prior five years, Mr. Kaye has worked for global crop protection company, Albaugh LLC, as President, North America (from January 2022 to the present), Group Chief Commercial Officer (January 2019 – December 2021) and President, Europe (June 2011 – January 2019). Albaugh LLC is not a parent, subsidiary or affiliate of Registrant. Over the past five years Mr. Kaye has not held any directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940. Further, since the beginning of Registrant’s last fiscal year, Mr. Kaye neither was, nor was to be, a participant in any transaction or currently proposed transaction, in which the amount involved exceeded $120,000 and in which any related person had or will have a direct or indirect material interest.

In connection with his appointment, Registrant and Mr. Kaye entered into an Executive Employment Agreement dated as of December 9, 2024 (linked hereto as Exhibit 10.1 and incorporated herein by reference) having the following material terms: base wage of $650,000; target cash incentive compensation of 100% of base salary with maximum payout potential of 180%; initial bonus of $300,000 (to be paid in part in Q1 2025 and in part in Q4 2025); term life insurance policy having limits of $1.5 million; performance share units having face value of $337,500 vesting in equal tranches on each anniversary over a five year period based upon the total shareholder return of the Russell 2000; performance share units having a face value of $675,000 which will vest in equal tranches when the fair market value of Registrant’s common stock equals or exceeds two-times, three-times and four-times the fair market value on date of award; time based restricted stock having a face value of $337,500 vesting equally on each anniversary over a five year term; time-based restricted stock having a face value of $300,000 vesting equally on each anniversary over a five year term (subject to acceleration in the event of termination without cause during the first 12 months of employment); for termination without cause or resignation for good reason other than due to death or disability during the first 12 months of employment, executive receives accrued base wage, pro-rated bonus and one-year’s worth of both base wage and bonus; for termination without cause or resignation after that period, accrued compensation plus two-times the sum of base wage plus average bonus (measured over three years) and acceleration and vesting of equity awards pro-rated to correspond with the vesting schedule. Other terms and conditions apply.

The information furnished under Item 5.02, Item 8.01 and Item 9.01 of this Current Report on Form 8-K, including Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that Section, nor shall it be deemed incorporated by reference in any registration statement or other filings of the Company under the Securities Act of 1933, as amended, or into another filing under the Exchange Act, except as shall be set forth by specific reference in such filing.

Item 8.01	Other Events

On December 5, 2024, the Company issued a press release in which it announced its appointment of Douglas A. Kaye III to the position of chief executive officer effective December 9, 2024. The full text of the press release is linked hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Executive Employment Agreement dated as of December 9, 2024, by and between Registrant and Douglas A. Kaye III.

Exhibit 99.1	Press release dated December 5, 2024, of Registrant regarding the appointment of a new chief executive officer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Vanguard Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN VANGUARD CORPORATION

Date: December 6, 2024

	By:	/s/ Timothy J. Donnelly
Timothy J. Donnelly
Acting Chief Executive Officer, Chief Information Officer, General Counsel & Secretary